Exhibit 10.3

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (“Amendment”) is entered into as of December 18, 2006, by and among SAVVIS Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc. (f/k/a SAVVIS Communications Corporation), a Delaware corporation (“Holdings”), Wells Fargo Foothill, Inc., as a Lender and as Agent for all Lenders (“Agent”) and the other Lenders party to the Credit Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, Borrower, Holdings, Agent and Lenders are parties to that certain Credit Agreement, dated as of June 10, 2005 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefore in the Credit Agreement);

WHEREAS, Borrower has informed Agent and Lenders that it desires to enter into that certain Loan and Security Agreement between Borrower and Cisco Systems Capital Corporation, a Nevada corporation, in the form attached hereto as Exhibit A (the “Cisco Loan Agreement”);

WHEREAS, Borrower has informed Agent and Lenders that it desires to enter into certain other Capital Lease Obligations and Purchase Money Indebtedness in the aggregate not to exceed $17,000,000 during the term of the Credit Agreement in connection with Borrower’s network upgrade project (the “Network Project Financing”); and

WHEREAS, Borrower has informed Agent and Lenders that it desires to amend the Credit Agreement in certain respects to provide for the entrance into the Network Project Financing and the entrance into the Loan Agreement and Agent and Lenders have agreed to amend the Credit Agreement as set forth herein; and

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) Section 6.1 of the Credit Agreement is hereby amended by deleting the word “and” immediately prior to Section 6.1(k) thereof, redesignating Section 6.1(k) as Section 6.1(l) thereof, and inserting a new Section 6.1(k) therein to read as follows:

(k) Cisco Indebtedness, including the unsecured guarantee of the Cisco Indebtedness by Holdings pursuant to that certain Guaranty executed on December 18, 2006 by Holdings in favor of Cisco Systems Capital Corporation, a Nevada corporation, as in effect on the date hereof, and

(b) Section 7 of the Credit Agreement is hereby amended by deleting the word “or” immediately prior to Section 7.12 thereof, redesignating Section 7.12 as Section 7.14 thereof, and inserting a new Section 7.12 and Section 7.13 therein to read as follows:

7.12	Cisco Loan Agreement. Any provision of the Cisco Loan Agreement or any document, instrument or agreement entered into in connection therewith is amended, restated, supplemented or otherwise modified whether in the form of an amendment, waiver, consent or otherwise;

7.13	Material Adverse Change. The occurrence of a Material Adverse Change; or

(c) The definition of the term “Permitted Lien” is hereby amended by deleting the word “and” immediately prior to clause (l) thereof, redesignating clause (l) as clause (m) thereof, and inserting a new clause (l) therein to read as follows:

(l) Liens securing the Cisco Indebtedness so long as any such Lien attaches only to the assets purchased or acquired with amounts borrowed under the Cisco Loan Agreement and the proceeds thereof, and

(d) The definition of the term “Permitted Purchase Money Indebtedness” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Purchase Money Indebtedness” means, as of any date of determination, the then existing Network Project Financing in an aggregate principal amount not in excess of $17,000,000 and additional Purchase Money Indebtedness incurred by Holdings, Borrower or any of their respective Subsidiaries after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $7,500,000.

(e) A new definition of “Cisco Indebtedness” is hereby added to Schedule 1.1 to the Credit Agreement in appropriate alphabetical order to read as follows:

“Cisco Indebtedness” means the outstanding indebtedness incurred by Borrower pursuant to that certain Cisco Loan Agreement in an aggregate principal amount not to exceed $33,000,000 during the term of this Agreement for the purpose of Borrower’s purchase of networking and telecommunications equipment and other related networking and telecommunications goods, spare parts, accessories and software manufactured and sold by Cisco Systems, Inc., or certain other vendors authorized by Cisco Systems, Inc. and services provided by Cisco Systems, Inc. or certain other vendors authorized by Cisco Systems Inc.

(f) A new definition of “Cisco Loan Agreement” is hereby added to Schedule 1.1 to the Credit Agreement in appropriate alphabetical order to read as follows:

“Cisco Loan Agreement” means that certain Loan and Security Agreement, dated December 18, 2006, between Borrower and Cisco Systems Capital Corporation, a Nevada corporation.

(g) A new definition of “Network Project Financing” is hereby added to Schedule 1.1 to the Credit Agreement in appropriate alphabetical order to read as follows:

“Network Project Financing” means those certain Capital Leases entered into by Borrower or Purchase Money Indebtedness incurred by Borrower in an aggregate principal amount not to exceed $17,000,000 during the term of this Agreement for the purpose of purchasing networking and telecommunications equipment, software, hardware and maintenance of such equipment for Borrower.

(h) Schedule 5.2 to the Credit Agreement is hereby amended by adding a row to the end thereof to read as follows:

promptly after Borrower has knowledge of the actions set forth in clause (l) hereof.	(l) prior written notice of (a) the date and amount of any advances to be made under the Cisco Loan Agreement and (b) the type and value of any collateral granted by any Loan Party to secure such advances (including without limitation a copy of each Schedule A to any Borrowing Notice delivered in connection with the Cisco Loan Agreement)

2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by each of Agent), each to be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully executed copy of this Amendment, together with the Consent and Reaffirmation attached hereto;

(b) Agent shall have received a fully executed copy of that certain Intercreditor Agreement dated the date hereof among Cisco Capital Corporation, a Nevada corporation and Agent on behalf of Lenders;

(c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(d) No Default or Event of Default shall have occurred and be continuing.

3. Miscellaneous.

(a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each of Borrower and Holdings hereby warrants to Agent, as of the date hereof, that the representations and warranties of Borrower and Holdings contained in the Credit Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).

(b) Expenses. Each of Borrower and Holdings, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Credit Agreement as amended hereby.

(c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

4. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and Holdings, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Borrower or Holdings or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Borrower and Holdings understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:	/s/ Jeffrey H. Von Deylen
Title:	Chief Financial Officer

SAVVIS, INC., a Delaware corporation, as Holdings

By:	/s/ Jeffrey H. Von Deylen
Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Kristy Loucks
Title:	Vice President

Amendment No. 3 to Credit Agreement

OAK HILL SECURITIES FUND, L.P., as a Lender

By:	Oak Hill Securities GenPar, L.P.,
its General Partner

By:	Oak Hill Securities MGP, Inc.,
its General Partner

By:	/s/ Scottt D. Krase
Title:	Authorized Person

OAK HILL SECURITIES FUND II, L.P., as a Lender

By:	Oak Hill Securities GenPar II, L.P.,
its General Partner

By:	Oak Hill Securities MGP II, Inc.,
its General Partner

By:	/s/ Scott D. Krase
Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I, LLC, as a Lender

By:	Oak Hill Credit Alpha Fund, L.P.
its Member

By:	Oak Hill Credit Alpha Gen Par, L.P.
its General Partner

By:	Oak Hill Credit Alpha MGP, LLC,
its General Partner

By:	/s/ Scott D. Krase
Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD., as a Lender

By:	Scott D. Krase
Title:	Authorized Person

Amendment No. 3 to Credit Agreement

FIRST BANK BUSINESS CAPITAL, INC. f/k/a FB COMMERCIAL FINANCE, INC., as a Lender

By:	/s/ Gregory Heutal
Title:	Vice President

Consent and Reaffirmation to Amendment No. 3 to Credit Agreement